UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2024

Right On Brands, Inc.
(Name of Registrant as Specified in its Charter)

Nevada	45-1994478
(State or Other Jurisdiction)	(IRS Employer Identification Number)

6501 Dalrock Rd., Ste. 100,

Rowlett, Texas 75089

 (Address of principal executive offices)

214-299-9528

(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Right On Brands, Inc., a Nevada corporation (the “Company”) makes the following disclosures pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934, generally referred to as Regulation FD Disclosure.

On February 29, 2024, the Company created a new subsidiary named California Best Product, Inc., organized to facilitate partnerships with California-based hemp brands. The Company contemplates maintaining majority control of the new entity with minority stakes being granted to future partners.  Right On Brands, Inc. has entered into negotiations with various major California hemp brands with the aim of creating partnerships whereby such brands will be offered to consumers via the Company’s growing distribution network. While the Company has entered these negotiations and it believes such partnerships are likely, no such partnerships have been signed as of yet.  There can be no assurance that such relationships will be formed, or that any other agreement or transaction will occur.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Right On Brands, Inc.

/s/ Jerry Grisaffi
Jerry Grisaffi
Chief Executive Officer
Date: February 29, 2024

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